SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Capitol Bancorp Ltd. (Exact Name of Registrant as Specified in Its Charter)	Capitol Trust XII (Exact Name of Registrant as Specified in Its Charter)

Michigan (State of Incorporation or Organization)	Delaware (State of Incorporation or Organization)

38-2761672 (I.R.S. Employer Identification No.)	26-6391698 (I.R.S. Employer Identification No.)

Capitol Bancorp Center 200 Washington Square North, 4th Floor Lansing, Michigan 48933 (Address of Principal Executive Offices)	Capitol Bancorp Center 200 Washington Square North, 4th Floor Lansing, Michigan 48933 (Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.       ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.       ☐

Securities Act registration statement file numbers to which this form relates:

333-151111; 333-151111-04

Securities to be Registered Pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be Registered:
% Trust Preferred Securities of Capitol Trust XII (and the guarantee by Capitol Bancorp Ltd. with respect thereto)	New York Stock Exchange, Inc.

Securities to be Registered Pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

For a full description of Capitol Trust XII’s         % Trust Preferred Securities (the “Trust Preferred Securities”) and Capitol Bancorp Ltd.’s guarantee (the “Guarantee”) being registered hereby, reference is made to the information contained under the captions “Description of the Trust Preferred Securities,” “Description of the Debentures,” “Description of the Guarantee,” and  “Relationship Among Trust Preferred Securities, Debentures and Guarantee” in the prospectus dated May 22, 2008 as supplemented by the preliminary prospectus supplement dated June 9, 2008 (together, the “Prospectus”) in connection with the Registration Statement (Registration Nos. 333-151111 and 333-151111-04), filed by Capitol Bancorp Ltd. and Capitol Trust XII with the Securities and Exchange Commission (the “Commission”) on May 22, 2008 under the Securities Act of 1933, as amended (the “Securities Act”), as amended by the Pre-Effective Amendment No. 1 to such Registration Statement filed by Capitol Bancorp Ltd. and Capitol Trust XII with the Commission on June 5, 2008 under the Securities Act.  The information contained in the foregoing Registration Statement as so amended (the “Registration Statement”), and the Prospectus, is incorporated herein by reference.  Such Prospectus, as may hereafter be amended or supplemented and filed as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) and the above-referenced sections therein, shall be incorporated by reference into this registration statement on Form 8-A.

Item 2.  Exhibits.

4.1	Certificate of Trust of Capitol Trust XII (incorporated by reference to Exhibit 4(f) to the Registration Statement).

4.2

Form of Amended and Restated Trust Agreement to be used in connection with the issuance of trust preferred securities (incorporated by reference to Exhibit 4(n) to Pre-Effective Amendment No. 1 to the Registration Statement).

4.3

Form of Indenture between Capitol Bancorp Ltd. and Wells Fargo Bank, N.A., as Trustee, to be used in connection with the issuance of Junior Subordinated Debentures (incorporated by reference to Exhibit 4(a) to Pre-Effective Amendment No. 1 to the Registration Statement).

4.4	Form of Capital Securities Guarantee Agreement (incorporated by reference to Exhibit 4(r) to Pre-Effective Amendment No. 1 to the Registration Statement.)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Capitol Bancorp Ltd. has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CAPITOL BANCORP LTD.

By:	/s/ Joseph D. Reid
Name: JOSEPH D. REID
Title: Chairman of the Board and Chief Executive Officer
Date: June 12, 2008

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Capitol Trust XII has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CAPITOL TRUST XII

By:	/s/ Lee W. Hendrickson
Name: LEE W. HENDRICKSON
Title: Administrative Trustee
Date: June 12, 2008